Exhibit 10.28

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is entered into effective as of the 1st day of October, 2009, by and between NEA Galtier, LLC, a Delaware limited liability company, (“Landlord”) and CRAY INC., a Delaware limited liability company (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement dated July 2, 2009 (the “Lease”) concerning the leasing of premises in the property commonly known as Galtier Plaza located in the City of St. Paul, County of Ramsey, State of Minnesota, as more fully described in the Lease;

B.The parties wish to amend the Lease as set forth below:

AGREEMENT

In consideration of the covenants of the parties’ contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.
2.    Premises. Effective July 31, 2009, Tenant exercised its option with respect to the Option 1 Space as described in the lease an additional 4,996 rentable square feet (Suite 310) on the third floor of the Building. Accordingly, the definition of the Premises as defined on page (i) of the Basic Lease Information of the Lease is hereby amended to include Option 1 Space. The premises totaling 56,048 rentable square feet is comprised of:

First Floor: 9,307 rentable square feet
Second Floor: 41,745 rentable square feet
Third Floor: 4,996 rentable square feet

3.    Base Rent. Base Rent for the Premises shall be the following amounts for the following periods of time:

	First/Second Floors	Third Floor	Total
Lease Month	Gross Monthly Rent	Gross Monthly Rent	Gross Monthly Rent
11/01/2009 - 04/30/2010	$0.00	$0.00	$0.00
05/01/2010 - 10/31/2010	$78,028.83	$8,060.21	$86,089.04
11/01/2010 - 10/31/2011	$80,369.58	$8,302.02	$88,671.60
11/01/2011 - 10/31/2012	$82,780.75	$8,551.08	$91,331.83
11/01/2012 - 10/31/2013	$85,264.17	$8,807.61	$94,071.78
11/01/2013 - 10/31/2014	$87,822.08	$9,071.84	$96,893.92
11/01/2014 - 10/31/2015	$90,456.75	$9,344.00	$99,800.75
11/01/2015 - 10/31/2016	$93,170.42	$9,624.32	$102,794.74
11/01/2016 - 10/3 l/2017	$95,965.50	$9,913.05	$105,878.55
11/01/2017 - 10/31/2018	$98,844.50	$10,210.44	$109,054.94
11/01/2018 - 10/31/2019	$101,809.83	$10,516.75	$112,326.58
11/01/2019 - 04/30/2020	$104,864.16	$10,832.25	$115,696.41

4.    Security Deposit. The security deposit shall increase from $234,086.49 to
$258,267.12 (Three (3) months’ Gross Full Service Rent, subject to adjustment based on Tenant’s exercise of Tenant’s exercise of Tenant’s Expansion Options).

5.    Substantial Completion; Commencement Date. Tenant acknowledges that the Premises, including the Option 1 Space, have been substantially completed and that the Actual Commencement Date will be November l, 2009.

6.    Conflict of Terms. In the event of a conflict between the terms of this First Amendment to Lease and the terms of the Lease, the terms of this First Amendment shall govern.

7.    No Further Modification of Lease. Except to the extent modified herein, all other terms and provisions of the Lease shall remain in full force and effect.

LANDLORD:                    NEA GALTIER, LLC

By: /s/Steven M. Resnick
Name: Steven M. Resnick
Title: Managing Member

TENANT:                        CRAY INC.

By: /s/ Wayne J. Kugel
Name: Wayne J. Kugel
Title: SVP Operations